Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File no. 333-237530) of Legacy Housing Corporation, of our report dated March 15, 2023 relating to the financial statements as of and for the year ended December 31, 2022, which appear in this Annual Report on Form 10-K.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

March 15, 2024